UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2012

___________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA	94608
(Address of principal	(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Lyris, Inc. (the “Company”) held on May 10, 2012 (the “Annual Meeting”), proxies representing 8,679,467 shares of Common Stock or approximately 92% of the total outstanding shares of the Company were present. The table below presents the voting results from the Annual Meeting with respect to the election of two (2) Class I directors to serve on the Company’s Board of Directors for a three-year term and until their successors are duly elected and qualified:

Nominee	Votes For	Withheld	Broker Non-Vote
Andrew Richard Blair	6,642,464	107,470	1,929,533
Nicolas De Santis Cuadra	6,642,625	107,309	1,929,533

At the Annual Meeting, the stockholders of the Company also ratified the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011. The proposal received 8,557,480 votes for, 100,813 votes against, 21,174 abstentions, and no broker non-votes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

		By:	/s/ Wolfgang Maasberg
		Name:	Wolfgang Maasberg
		Title:	Chief Executive Officer

Date:	May 14, 2012